EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT:


                                                Where
                                             Incorporated
Name                                          (or formed)

Allied Color Industries, Inc.                Ohio
Burton Rubber Compounding , L.P.             Delaware
  (a limited partnership)
Burton Rubber Processing, Ltd.               Ontario
Cadillac Plastic Group, Inc.                 Michigan
Day International, Inc.                      Delaware
DH Compounding Company                       Delaware
 (a general partnership)
Erieview Insurance Company Limited           Bermuda
Global Processing Company                    California
Hanac Corp.                                  Delaware
Hanna France SARL                            France
Hanna Hamilton Holdings Company              Delaware
Hanna Holdings Company                       Delaware
Hanna International Corporation              Delaware
Hanna Polimeros, S.A. de C.V.                Mexico
M. A. Hanna de Mexico, S.A. de C.V.          Mexico
M. A. Hanna Resin Distribution Company       Delaware
M. A. Hanna Company Thermoplastic Elastomers Delaware
MAH Plastics Company                         Delaware
Monmouth Plastics Company                    Delaware
Poliamidas Barbastro, S.A.                   Spain
Synthecolor, S.A.                            France
Texapol Corporation                          Pennsylvania
The Lower Lake Dock Company                  Ohio
The Ohio & Western Pennsylvania
  Dock Company                               Ohio
The Pennsylvania Tidewater
  Dock Company                               Delaware
Theodor Bergmann GmbH & Co.
  Kunststoffwerk KG                          Germany
Wilson Color S.A.                            Belgium
Wilson Color GmbH                            Germany
Wilson Color S.A.                            France
Wilson Color AB                              Sweden



     The Registrant has other unconsolidated subsidiaries and 50 percent or less owned persons accounted for by the equity method, which in the aggregate do not constitute a significant subsidiary.